UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Acquisition of vivoPharm

Protea Biosciences Group, Inc. (the “Company ) entered into a share purchase agreement, effective as of March 31, 2015 (the “Purchase Agreement”), with the shareholders of vivoPharm Pty. Ltd., a corporation organized under the laws of Australia (“vivoPharm”) to acquire 100% of the capital stock of vivoPharm and its subsidiaries (the “Acquisition”).  The purchase price for the vivoPharm shares is $11,153,000 (the “Purchase Price”), of which (i) $100,000.00 is payable by way of deposit prior to the closing of the Acquisition (the “Deposit”), to be credited as partial payment towards the Purchase Price, (ii) $5,352,463 is payable in cash at the closing of the Acquisition (the “Closing Cash Consideration”, together with the Deposit, the “Cash Consideration”) and (iii) the balance of $5,700,537 is payable in the form of 570,053.7 shares of new the Company’s 4% Series A Convertible Preferred Stock, with a liquidation value of $10.00 per share, to be issued to vivoPharm on the closing date of the Acquisition (“Series A Convertible Preferred Stock”).

If and when issued, the Company’s Series A Convertible Preferred Stock is convertible by the holder at any time into Company common stock at a conversion price equal to the greater of (a) the same price per share at which the Company sells shares of its common stock, or the highest conversion price or exercise price per share of any convertible securities, in either case, as issued in connection with the “Required Financing” contemplated by the Purchase Agreement, or (b) forty ($0.40) cents. Such conversion price is subject to appropriate and proportionate adjustment for forward stock splits, reverse stock splits or other subdivisions, recapitalizations or combinations. As contemplated by the Purchase Agreement, the Company intends, prior to closing of the Acquisition, to obtain stockholder approval for a reverse split of its issued and outstanding shares of common stock.

In addition, the Series A Convertible Preferred Stock is subject to automatic conversion in the event that (a) the volume weighted average price of the Company’s common stock for any 20 consecutive trading days shall equal or exceed 150% of the conversion price then in effect; or (b) the Company shall consummate an underwritten public offering of not less than $15,000,000 of its shares of common stock (either a “Conversion Event”); provided, that a Conversion Event shall only be deemed to have occurred if all of the shares then issuable upon conversion of the Series A Convertible Preferred Stock (the “Conversion Shares”) have been registered for resale under the Securities Act of 1933 (the “Securities Act”) and a registration statement on Form S-1 is then effective and has not been withdrawn, unless all of such Conversion Shares can be immediately resold by the holders without registration pursuant to an applicable exemption from the registration requirements the Securities Act.

Consummation of the Acquisition is subject to a number of conditions, including the Company raising not less than $10 million of additional debt or equity financing (the “Required Financing”). There can be no assurance that the Company will be successful in completing the necessary additional Required Financing or if completed, that the terms will be favorable to the Company and its stockholders.  In addition, there can be no assurance that the Acquisition, if consummated will ultimately prove to be beneficial to the Company and its stockholders.

The description of the Purchase Agreement and Series A Convertible Preferred Stock described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement and Certificate of Designation of the Series A Convertible Preferred Stock filed as Exhibits 10.1 and 3.1 respectively to this Current Report on Form 8-K.

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Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above with respect to the Company’s designation and issuance of the Series A Convertible Preferred Stock is incorporated by reference herein.  The Series A Convertible Preferred Stock is to be issued upon the closing date of the Acquisition in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act , as amended.

Item 5.03	Amendments to the Articles of Incorporation of Bylaws; Change in Fiscal Year

The information contained in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Upon the closing of the Acquisition, the Company will file a Certificate of Designations of rights, privileges and preferences (the "Certificate of Designations") of its Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware to amend our certificate of incorporation. The Certificate of Designations sets forth the rights, preferences and privileges of the Series A Convertible Preferred Stock. As provided in our certificate of incorporation, the filing of the Certificate of Designations will be approved by our Board of Directors. The following is a summary of the rights, privileges and preferences of the Series A Convertible Preferred Stock:

Liquidation Value: The Series A Convertible Preferred Stock shall have a stated or liquidation value per share of ten ($10.00) Dollars which shall be payable upon any sale or liquidation of the Buyer prior to any payments in respect of the Buyer Common Stock

Conversion: The information contained in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Dividends: The Series A Convertible Preferred Stock shall pay an annual dividend of four (4%) percent which shall accrue annually, be payable in additional shares of Series A Convertible Preferred Stock, and be added to the face or stated amount of such shares of Series A Convertible Preferred Stock;

Voting Rights: Except as described in the Certificate of Designations, holders of the Series A Preferred Stock will vote together with holders of the Company common stock on all matters submitted to the vote of the holders of Company Common Stock, on an as-converted to common stock basis.

Redemption: The Series A Convertible Preferred Stock shall be subject to redemption and repurchase at the sole option of the Company, upon thirty days prior written notice to the holders, for a cash amount, payable in United States Dollars, equal to the $10.00 per share stated value of the Series A Convertible Preferred Stock plus accrued dividends thereon.

THE FOREGOING SUMMARY OF THE RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES A CONVERTIBLE PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF CERTIFICATE OF DESIGNATIONS FOR THE SERIES A CONVERTIBLE PREFERRED STOCK WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

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Item 7.01	Regulation FD Disclosure

On April 6, 2015, the Company announced that it and vivoPharm had entered into the Stock Purchase Agreement to acquire 100% of the capital stock of vivoPharm and its subsidiaries. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed with this Report:

Exhibit No.	Description
3.01	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
10.1	Form of Purchase Agreement.
99.1	Press Release dated April 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2015	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer

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